UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of August 5, 2008, the Board of Directors of Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), appointed Robert E. Grady and William D. Watkins to serve as members of the Company's Board of Directors. Mr. Grady and Mr. Watkins shall each be entitled to receive a quarterly cash retainer of $12,500 for serving on the Board of Directors, which is the same amount paid to the other non-employee members of the Company's Board of Directors. As new members of the Board of Directors, Mr. Grady and Mr. Watkins will each be granted non-qualified stock options to purchase 48,000 shares of our common stock and 2,000 restricted stock units pursuant to the Company's 1996 Stock Incentive Plan, the material terms of which are described in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders.

A copy of the press release announcing the appointment of Mr. Grady and Mr. Watkins to the Company's Board of Directors, dated as of August 5, 2008, is attached as Exhibit 99.1 hereto.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

(a) Effective as of August 5, 2008, the Board of Directors amended Article IV, Section 15 of the Bylaws of the Company to increase the authorized number of directors from six (6) to seven (7).

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.
Exhibit No.	Description
3.4(a)	Certificate of Amendment to the Bylaws of Maxim Integrated Products, Inc., effective August 5, 2008
99.1	Press release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Vice President of Finance

Date: August 11, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.4(a)	Certificate of Amendment to the Bylaws of Maxim Integrated Products, Inc., effective August 5, 2008 PDF provided as a courtesy
99.1	Press release dated August 5, 2008 PDF provided as a courtesy